EXHIBIT 23.A

                    Consent of Ernst & Young, LLP

                   Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Codorus Valley Bancorp, Inc. 1996 Stock Incentive Plan of our report dated January 11, 1996, with respect to the consolidated financial statements of Codorus Valley Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP
                              ------------------------
                              ERNST & YOUNG LLP




Harrisburg, Pennsylvania
July 30, 1996